                           GLOBAL SETTLEMENT AGREEMENT
                                      AMONG
                             FIBREBOARD CORPORATION,
                          CONTINENTAL CASUALTY COMPANY,
                       CNA CASUALTY COMPANY OF CALIFORNIA,
                           COLUMBIA CASUALTY COMPANY,
                           PACIFIC INDEMNITY COMPANY,
                                       AND
                              THE SETTLEMENT CLASS
                                       AND
                          TOGETHER WITH EXHIBITS A - E

                           GLOBAL SETTLEMENT AGREEMENT
                                      AMONG
                             FIBREBOARD CORPORATION,
                          CONTINENTAL CASUALTY COMPANY,
                       CNA CASUALTY COMPANY OF CALIFORNIA,
                           COLUMBIA CASUALTY COMPANY,
                           PACIFIC INDEMNITY COMPANY,
                                       AND
                              THE SETTLEMENT CLASS

                                TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----

ARTICLE 1   DEFINITIONS..................................................  8

    SECTION 1.1     Certain Defined Terms................................  8

ARTICLE 2   SETTLEMENT...................................................  8

    SECTION 2.1     Settlement...........................................  8
    SECTION 2.2     Exclusive Rights Against the Trust...................  8
    SECTION 2.3     Payments.............................................  9
    SECTION 2.4     Additional Fibreboard Obligations.................... 11
    SECTION 2.5     Releases............................................. 14
    SECTION 2.6     Final Settlement of the Insurance Policies........... 16
    SECTION 2.7     Indemnity Obligation of the Trust after Global
                    Approval Judgment.................................... 17
    SECTION 2.8     Fibreboard Corporation's Indemnity and Related
                    Obligations.......................................... 17

ARTICLE 3   ACTIONS TO BE TAKEN TO IMPLEMENT THIS AGREEMENT.............. 19

    SECTION 3.1     Applications for Initial Court Orders, Settlement
                    Class Order, Defendant Class Order and Global Approval
                    Judgment............................................. 19
    SECTION 3.2     Effect of Class Certification........................ 19
    SECTION 3.3     Execution and Delivery of Escrow Instructions........ 20

ARTICLE 4   TERMINATION ................................................. 23

    SECTION 4.1     Termination.......................................... 23

ARTICLE 5   SETTLEMENT TRUST............................................. 24

    SECTION 5.1     Trust Agreement...................................... 24
    SECTION 5.2     Continuing Jurisdiction of the Court................. 24
    SECTION 5.3     Preservation of Funds................................ 25

ARTICLE 6   THIRD PARTY CLAIMS........................................... 25


    SECTION 6.1     Bar Orders........................................... 25
    SECTION 6.2     Judgment Reduction and Subrogation Rights............ 25
    SECTION 6.3     Actions Necessary to Obtain Discharges and
                    Bar Orders........................................... 26

                                                                        PAGE
                                                                        ----

ARTICLE 7   INTERIM CLAIM LIQUIDATION PROCEDURES......................... 28

    SECTION 7.1     Interim Claims....................................... 28
    SECTION 7.2     Processing Interim Claims............................ 29
    SECTION 7.3     Payment of Exigent and Extreme Hardship Claims....... 32
    SECTION 7.4     Payment of Interim Claims Other Than Exigent Health
                    Claims and Extreme Hardship Claims................... 32
    SECTION 7.5     Sources of Payment of Liquidated Amounts for Interim
                    Claims............................................... 34
    SECTION 7.6     Miscellaneous Interim Claim Provisions............... 35

ARTICLE 8   MISCELLANEOUS................................................ 36

    SECTION 8.1     Designated or Qualified Settlement Fund.............. 36
    SECTION 8.2     Counsel.............................................. 38
    SECTION 8.3     No Oral Representations.............................. 38
    SECTION 8.4     Payment of Costs..................................... 38
    SECTION 8.5     Modification and Waiver.............................. 39
    SECTION 8.6     Further Actions...................................... 39
    SECTION 8.7     Effectiveness of Agreement Notwithstanding
                    Developments......................................... 40
    SECTION 8.8     No Admission or Use.................................. 40
    SECTION 8.9     No Breach of Other Obligations....................... 41
    SECTION 8.10    Third Party Beneficiaries............................ 41
    SECTION 8.11    Rights and Obligations of Fibreboard Corporation and
                    the Insurers Under the Settlement Agreement and
                    Related Agreements................................... 42
    SECTION 8.12    Headings............................................. 42
    SECTION 8.13    Notices.............................................. 42
    SECTION 8.14    Counterparts......................................... 47

                          UNITED STATES DISTRICT COURT
                            EASTERN DISTRICT OF TEXAS
                                 TYLER DIVISION



GERALD AHEARN, JAMES DENNIS and          )
CHARLES W. JEEP, On Behalf of            )
Themselves and Others Similarly Situated,)
                                         )
            Plaintiffs,                  )
                                         )
     vs.                                 )
                                         )
FIBREBOARD CORPORATION,                  )         Civil Action No. 6:93 cv 526
                                         )
            Defendant,                   )
                                         )
CONTINENTAL CASUALTY COMPANY             )
                                         )
     and                                 )
                                         )
PACIFIC INDEMNITY COMPANY,               )
                                         )
            Intervenors.                 )
_________________________________________)



                           GLOBAL SETTLEMENT AGREEMENT

            This Agreement is made and entered into as of August 27, 1993, by and among the Representative Plaintiffs as representatives of the Settlement Class, acting by and through Class Counsel; Fibreboard Corporation, a Delaware corporation; Continental Casualty Company, an Illinois corporation; CNA Casualty Company of California, a California corporation; Columbia Casualty Company, an Illinois corporation; and Pacific Indemnity Company, a California corporation, together the "Parties."

                                    RECITALS

            A. The Representative Plaintiffs have filed a class action complaint in the Class Action on behalf of the Settlement Class against Fibreboard Corporation in the Global Court, and the Court has provisionally certified that class under Rule 23(b)(1)(B) of the Federal Rules of Civil Procedure for settlement purposes only. Continental and Pacific have been allowed to intervene as parties to the Class Action.

            B. For more than fifteen years, thousands of individuals exposed to asbestos or asbestos-containing products have filed lawsuits alleging personal injury and damage in the state and federal courts against Fibreboard Corporation and against many other defendants.

            C. These lawsuits have resulted in extensive discovery concerning the potential liability of Fibreboard Corporation and other defendants, as well as full consideration of the legal and factual bases, including medical issues, underlying each individual asbestos plaintiff's personal injury lawsuit.

            D. The vast majority of the asbestos personal injury lawsuits brought against Fibreboard Corporation and others in the past fifteen years have been settled without trial, although a small percentage have been tried to verdict, with plaintiffs prevailing in some cases and Fibreboard Corporation and other defendants prevailing in other cases.

            E. Despite significant success in reducing litigation costs through a variety of mechanisms, plaintiffs and defendants have spent, and continue to spend, enormous resources contesting both liability and damages, allocating responsibility among the parties, and litigating issues of insurance coverage.

            F. Continental, CNA Casualty, Columbia and Pacific issued certain Insurance Policies to Fibreboard.

            G. Fibreboard Corporation and certain of the Insurers have been and are engaged in litigation in several actions involving disputed questions of insurance coverage, the first of which was filed in 1979 in the Superior Court of the State of California in and for the City and County of San Francisco entitled FIREMAN'S FUND INSURANCE COMPANY V. FIBREBOARD CORPORATION ET AL., No. 753885, and is an included action in the Coverage Case.

            H. In the Coverage Case, Fibreboard Corporation contends that certain of the Insurers are obligated to defend and indemnify Fibreboard Corporation against certain of Fibreboard Corporation's liabilities for claims for asbestos personal injury or death and for related claims. These Insurers contend that they have no further obligation to defend or indemnify Fibreboard Corporation for any such claims. A judgment in favor of Fibreboard Corporation was rendered by Judge Ira Brown in the Coverage Case on January 24, 1990, and that judgment is currently on appeal. The Parties' contentions are, INTER ALIA, set forth in the pleadings in the Coverage Case and in the briefs before the Court of Appeal.

            I. In addition to the tens of thousands of claims for asbestos personal injury or death that have been filed and resolved against Fibreboard Corporation and other defendants in jurisdictions throughout the United States, tens of thousands of filed claims remain pending and thousands more are expected to be filed in the future. Litigating the asbestos-related personal injury lawsuits is depleting Fibreboard Corporation's resources, including insurance resources, available to compensate claimants. Absent substantial insurance resources, Fibreboard Corporation could not satisfy the claims for asbestos personal injury pending against it.

            J. The expenditures necessary to process and resolve asbestos lawsuits have contributed to more than ten major asbestos defendants filing for bankruptcy reorganization. Because some of these defendants represent a significant portion of the traditional liability share for asbestos personal injury cases, and many jurisdictions apply the principle of joint and several liability, these bankruptcy filings have increased costs substantially, caused significant delays to plaintiffs and created financial pressures on the remaining defendants.

            K. Continental and Fibreboard Corporation entered into an agreement, dated April 9, 1993, pursuant to which Continental and Fibreboard Corporation agreed, among other things, upon terms and conditions set forth therein, to use their best efforts jointly to negotiate and finalize a global class action settlement with personal injury claimants, and Continental agreed, whether or not a global settlement was reached, to pay certain defense and other costs of certain asbestos-related claims on an interim basis.

            L. On or about August 22, 1993 and August 29, 1993, Continental and Pacific entered into agreements, which agreements have been superseded by the Continental-Pacific Agreement, dated as of October 12, 1993, whereby Continental and Pacific settled the dispute between them and agreed upon terms for the sharing of liabilities of each of them with respect to certain asbestos-related claims.

            M. Fibreboard Corporation, Continental, CNA Casualty, Columbia and Pacific entered into the Settlement Agreement, dated October 12, 1993, pursuant to which they agreed, among other things, to settle and compromise all claims and potential claims against the Insurers under the Insurance Policies.

            N. Fibreboard Corporation has invested substantial sums in pursuing its insurance coverage for certain asbestos-related personal injury claims asserted against Fibreboard Corporation. Although Fibreboard Corporation has been successful in this litigation to date, it is still subject to risks and uncertainties. These include the risks associated with the Coverage Case and the continuing effect on Fibreboard Corporation's corporate operations created by asbestos-related personal injury claims and Fibreboard Corporation's unresolved insurance coverage with respect thereto. The Settlement Class Members are also subject to the risks associated with the Coverage Case since their ability to collect upon any judgments they may obtain against Fibreboard Corporation is largely dependent upon the existence and extent of Fibreboard Corporation's insurance coverage. Continental and Pacific are similarly subjected to the risks and uncertainties presented by the Coverage Case and the potential liabilities Continental and Pacific may have with respect to asbestos-related personal injury claims. Absent this Agreement, the results in the Coverage Case likely would be severely prejudicial to either Continental and Pacific, on the one hand, or Fibreboard Corporation and the Settlement Class Members, on the other hand.

            O. Counsel for the Representative Plaintiffs each has a decade or more of experience in the litigation of asbestos-related personal injury cases. They have conducted a thorough investigation into the law and facts relating to matters set forth in the class action complaint.

            P. In light of the uncertainties associated with the pending, unresolved issues enumerated above, there are substantial risks that adjudications with respect to certain asbestos-related personal injury claims by Settlement Class Members will, as a practical matter, be dispositive of the claims and interests of certain other Settlement Class Members not yet adjudicated or will substantially impair or impede the ability of such other Settlement Class Members to protect their interests.

            Q. The primary purpose of this Agreement is to create a fund to compensate the Settlement Class Members, free of the risks of the pending Coverage Case litigation between Fibreboard Corporation and the Insurers, and to apply the fund thus created to an equitable settlement of the claims of the Settlement Class Members. The mechanism for accomplishing this purpose is creation of the Trust, to which the claims of all Settlement Class Members against Fibreboard Corporation or the Insurers shall be directed.

            R. The settlement contemplated by this Agreement would provide a fair, flexible, speedy, cost-effective and assured method of compensating claimants who have been exposed to asbestos or asbestos-containing products for which Fibreboard Corporation may bear legal liability and who have contracted or will in the future contract an asbestos-related condition. Thus, this Agreement provides considerable benefit to the Settlement Class, while avoiding costly litigation of difficult and contentious issues.

            S. Based on extensive analysis of the law and facts at issue in the Class Action, the other factors and considerations enumerated above concerning asbestos litigation, and the fair, flexible, speedy, cost-effective and assured procedures set forth in this Agreement and its exhibits for compensating the Settlement Class, each Party has determined that settlement on the terms set forth below would be fair, adequate and reasonable, and thus in its best interests.

            T. Third Party Claims are litigated infrequently in asbestos litigation. The vast majority of asbestos personal injury, death and related cases are settled before trial. In those cases where trials result in judgments against nonsettling defendants, the law in most jurisdictions protects settling defendants against claims for contribution by judgment debtors. Nevertheless, because the potential for Third Party Claims would remain, absent provision for them, this Agreement sets forth a fair, flexible, speedy, cost-effective and assured procedure for resolving Third Party Claims.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            SECTION 1.1       CERTAIN DEFINED TERMS.

            Capitalized terms used herein and not defined herein shall have the definitions for such terms set forth in the Glossary annexed as Exhibit A hereto and incorporated herein.

                                    ARTICLE 2

                                   SETTLEMENT

            SECTION 2.1       SETTLEMENT.

            Effective upon Global Approval Judgment, Representative Plaintiffs, on their own behalf and on behalf of all Settlement Class Members, hereby compromise and settle, finally and fully, all of the Class Member Claims with Fibreboard Corporation, Continental, CNA Casualty, Columbia and Pacific on the terms and conditions set forth herein; provided, however, that nothing in this Agreement or in any exhibit hereto shall discharge the Insurers from liability predicated on policies other than the Insurance Policies.

            SECTION 2.2       EXCLUSIVE RIGHTS AGAINST THE TRUST.

            A. Effective upon Global Approval Judgment, all Class Member Claims are finally and fully settled by this Agreement, and none of such claims or any Third Party Claim shall be prosecuted in any way against any of the Fibreboard, Continental or Pacific Releasees. All Class Member Claims, except claims for punitive or exemplary damages (which are dismissed and shall not be enforceable), are hereby directed to the Trust for disposition pursuant to the Trust Agreement and

Trust Distribution Process.  Third Party Claims shall be treated as provided in
Article 6 of this Agreement. The Court shall retain jurisdiction over this Agreement and shall use its equitable powers to enforce this Section.

            B. The claims of Persons providing workers compensation benefits to Settlement Class Members shall be directed to the Trust, instead of Fibreboard Corporation or the Insurers, and disposed of pursuant to the Trust Agreement and the Trust Distribution Process. Such Persons providing workers compensation benefits shall have existing remedies, whether by way of lien rights against a Settlement Class Member's Claim against the Trust, subrogation, direct action, or otherwise, against the Trust (instead of Fibreboard Corporation or the Insurers), subject only to the provisions of the Trust Agreement and Trust Distribution Process. Only payment of funds pursuant to a Settlement Class Member's individual settlement with the Trust, and not this Agreement (or the resulting Global Approval Judgment, dismissal and release), shall trigger the notice, approval and forfeiture provisions of the Longshore and Harbor Workers Compensation Act (33 USC Section 933) and other similar state and federal workers compensation provisions.

            SECTION 2.3       PAYMENTS.

            A. After execution of this Agreement, Continental and Pacific shall (1) pay, on December 30, 1993, an aggregate amount of $1,525,000,000 into an escrow account (the "Escrow Fund") and (2) pay the class notice costs, court costs and other incidental expenses associated with obtaining Global Approval Judgment and Settlement Agreement Approval Judgment. Of the foregoing amounts, Continental shall pay 64.71% and Pacific shall pay 35.29%. Such payment obligations of Continental and Pacific shall be several and not joint. The Escrow Fund shall be held in the manner provided in the Escrow
Agreement that is substantially in the form of Exhibit D to this Agreement.

            B.    Upon Global Approval Judgment:

           (1) The amount in the Escrow Fund shall be transferred to the Trust.

            (2) Fibreboard Corporation shall pay $10,000,000 into the Trust, plus simple interest at the rate of 3.085% from August 27, 1993; provided that, with respect to interest owed on the sum of $9,892,223 (of the $10,000,000 referred to above) from September 23, 1993, Fibreboard Corporation's obligation shall be fully discharged and satisfied by delivery of an assignment (in the form attached hereto as Exhibit E) from Fibreboard Corporation to the Trust of Fibreboard Corporation's rights against Home Insurance Company to payment of such interest and to damages arising from bad faith or other tortious conduct for failure to pay the $9,892,223 in a timely fashion and to pay such interest. Before Global Approval Judgment Fibreboard Corporation will pay the costs of its exercise of reasonable diligence in cooperation with Class Counsel in pursuing such assigned claims on its own behalf and on behalf of the Settlement Class. After Global Approval Judgment Fibreboard will pay the reasonable costs of pursuing such assigned claims.

            (3)   Continental shall pay 64.71% and Pacific shall pay 35.29% of
                  (i) the fees of Class Counsel as determined and approved by the Court up to a maximum of 3% of the sum set forth in
                  Section 2.3(A) and (ii) the reasonable expenses of Class Counsel as determined and approved by the Court. The payment obligations of Continental and Pacific under this subsection (B)(3) shall be several and not joint.

            SECTION 2.4       ADDITIONAL FIBREBOARD OBLIGATIONS.

            A. Fibreboard Corporation shall provide for intake, maintenance and processing (but not evaluation) of Class Member Claims for a period of five years from August 27, 1993 or one year from Global Approval Judgment, whichever occurs later (unless the obligation is earlier terminated, at the election of the Trustees). The Parties anticipate that Fibreboard Corporation and the Trust will subsequently refine the scope of Fibreboard Corporation's obligation under this paragraph.

            B. At the end of the period referred to in subsection (A) above, Fibreboard Corporation shall transfer without charge the data and (to the extent transferrable) software with respect to its case management system (including a perpetual, non-exclusive license to use the case management system software exclusively for the purpose of processing Class Member Claims and Third Party Claims), but not including equipment or other hard assets associated therewith, to the Trust. Thereafter, Fibreboard Corporation shall have no further responsibility with respect to Class Member and Third Party Claims. The Trust shall allow

Trustors access to and use of the case management system thereafter for use in connection with Settled Claims and Unsettled Claims. The Trust shall establish any necessary procedures to be followed by the Trustors to facilitate this arrangement and shall be reimbursed for the actual cost of providing information or data to the Trustors. The Trust shall not disclose any information it may obtain relating to Settled Claims or Unsettled Claims except as required by court order. The Trust shall promptly advise the Trustors of any request for such information and afford them an opportunity to object to disclosure of any such information.

            C. Fibreboard Corporation shall cooperate by providing existing information and evidence to the Trust as is reasonably necessary to evaluate, defend and resolve Class Member Claims and Third Party Claims, including, but not limited to, information and evidence concerning Fibreboard's products and their distribution, the history of the conduct of Fibreboard's business, Fibreboard's defenses and the history of Fibreboard's settlements in asbestos-related personal injury lawsuits. All such information and evidence shall be used only for such purposes. Fibreboard Corporation shall not withhold such information or evidence from the Trust on any grounds, including attorney-client, work product or any other privilege; provided, however, that Fibreboard Corporation shall provide information and evidence which is subject to an express claim of privilege to the Trust only on the basis that such information and evidence remains privileged and confidential, and that the Trust shall keep all such information and evidence privileged and confidential and shall not waive the privileged and confidential status of such information and evidence without Fibreboard Corporation's written consent. With respect to Trust requests for information or evidence possessed by Fibreboard Corporation which is subject to a shared ownership, shared work product or shared attorney-client privilege with a Defendant Class Member, the Trust shall be deemed the successor-in-interest to Fibreboard Corporation, but any such Defendant Class Member affected by the proposed transfer of information shall receive reasonable notice of, and may object to, any proposed transfer of such shared information or evidence.

            D. Effective upon Global Approval Judgment, Fibreboard Corporation, except as provided in Section H of the Trust Distribution Process, transfers to the Trust its rights, if any, to all claims for contribution or indemnity against other joint tortfeasors arising from (i) Class Member Claims,
(ii) Personal Injury Asbestos Claims that were settled against Fibreboard Corporation before August 27, 1993 and remain settled thereafter and (iii) judgments against Fibreboard Corporation that became final before August 27, 1993. Effective upon Global Approval Judgment, to the extent that Continental, CNA Casualty, Columbia or Pacific has been subrogated to the foregoing rights of Fibreboard to contribution or indemnity claims, each such subrogee transfers these rights to the Trust; provided, however, that such transfer shall not include the rights of any of the Insurers to any contribution, indemnity or reinsurance claims against other insurance, reinsurance or indemnity entities or syndicates.

            E. Fibreboard Corporation agrees that to the extent Fibreboard obtains insurance proceeds from companies other than the Insurers for asbestos-related personal injury claims that are not applied to asbestos-related indemnity or defense costs and are no longer needed by Fibreboard for such purposes, such residual proceeds shall be made available to the Trust.

            SECTION 2.5       RELEASES.

            Effective upon Global Approval Judgment:

            A. The Representative Plaintiffs, on behalf of themselves and as representatives of the Settlement Class, release each of the Fibreboard, Continental and Pacific Releasees from each and every Class Member Claim.

            B. Fibreboard Corporation, on behalf of itself and its Subsidiaries, releases Continental, CNA Casualty and Columbia, their parents, Subsidiaries, Affiliates, directors, employees, officers, agents and attorneys (the "Continental Releasees") from any and all claims of whatsoever description by Fibreboard Corporation and its Subsidiaries, including bad faith claims, except that such release shall not include any claims arising out of this Agreement, the Settlement Agreement (or the related agreements referred to therein) or any obligation of a Party pursuant to an agreement or agreements entered into after this Agreement is executed. Notwithstanding the foregoing exceptions, such release shall include any and all claims arising from paragraphs 1 and 2 of the April 9 Agreement. Nothing herein shall affect the validity or effectiveness of the releases provided for in the April 9 Agreement, all of which are hereby ratified by Fibreboard Corporation, Continental, CNA Casualty and Columbia.

            C. Fibreboard Corporation, on behalf of itself and its Subsidiaries, releases Pacific, its parents, Subsidiaries, Affiliates, directors, employees, officers, agents and attorneys (the "Pacific Releasees") from any and all claims of whatsoever description by Fibreboard Corporation and its Subsidiaries, including bad faith claims, except that such release shall not include any claims arising out of this Agreement, the Settlement Agreement (or the related agreements referred to therein) or any obligation of a Party pursuant to an agreement or agreements entered into after this Agreement is executed. Nothing herein shall affect the validity or effectiveness of the releases provided for in the Pacific Indemnity Agreement, all of which are hereby ratified by Fibreboard Corporation and Pacific.

            D. Continental, CNA Casualty and Columbia, on behalf of themselves and their Subsidiaries, release Fibreboard Corporation, its parents, Subsidiaries, Affiliates, directors, employees, officers, agents and attorneys from any and all claims of whatsoever description by Continental, CNA Casualty and Columbia and their Subsidiaries, except that such release (i) shall not include any claims arising out of this Agreement, the Settlement Agreement (or the related agreements referred to therein) or any obligation of a Party pursuant to an agreement or agreements entered into after this Agreement is executed, and (ii) shall not prevent Continental, CNA Casualty or Columbia from raising any defenses to claims brought against them by any person or entity claiming an interest in the Insurance Policies, including, without limitation, defenses against the validity or enforceability of assignments or settlements to which Continental, CNA Casualty or Columbia is not a party. Notwithstanding the foregoing exceptions, such release shall include any and all claims arising from paragraphs 1 and 2 of the April 9 Agreement. Nothing herein shall affect the validity or effectiveness of the releases provided for in the April 9 Agreement, all of which are hereby ratified by Fibreboard Corporation, Continental, CNA Casualty and Columbia.

            E. Pacific, on behalf of itself and its Subsidiaries, releases Fibreboard Corporation, its parents, Subsidiaries, Affiliates, directors, employees, officers, agents and attorneys from any and all claims of whatsoever description by Pacific and its Subsidiaries, except that such release (i) shall not include any claims arising out of this Agreement, the Settlement Agreement (or the related agreements referred to therein) or any obligation of a Party pursuant to an agreement or agreements entered into after this Agreement is executed, and (ii) shall not prevent Pacific from raising any defenses to claims brought against Pacific by any person or entity claiming an interest in the Insurance Policies. Nothing herein shall affect the validity or effectiveness of the releases provided for in the Pacific Indemnity Agreement, all of which are hereby ratified by Fibreboard Corporation and Pacific.

            F. The releases required by Sections 2.5(A)-(E) above shall be effective as a bar to each and every claim, demand and cause of action encompassed thereby and shall include, as necessary to effectuate that purpose, waivers by the Parties of any and all benefits conferred on any of them by
Section 1542 of the California Civil Code or similar provisions in other jurisdictions.


            SECTION 2.6       FINAL SETTLEMENT OF THE INSURANCE POLICIES.

            Fibreboard Corporation and the Insurers agree that upon Global Approval Judgment, except for obligations that an Insurer has specifically assumed or preserved under this Agreement, or under the Settlement Agreement (or the related agreements referred to therein), the Insurers shall be discharged from any and all of their obligations (whether direct or indirect) under or in connection with the Insurance Policies, including any obligations imposed by judgment, decree, statute, regulation or common law. Upon Global Approval Judgment, Fibreboard Corporation shall execute and deliver a stipulation for the dismissal with prejudice of the Coverage Case as to Continental, CNA Casualty, Columbia and Pacific.

            SECTION 2.7 INDEMNITY OBLIGATION OF THE TRUST AFTER GLOBAL APPROVAL JUDGMENT.

            A. Except as provided in Section 2.4(A) as to Fibreboard Corporation, the Trust shall defend and indemnify the Fibreboard, Continental and Pacific Releasees against, and hold them harmless from, any costs, fees, claims, liabilities, settlements or judgments incurred or occurring after Global Approval Judgment and resulting, directly or indirectly, from the assertion against any of them of any Class Member Claim or Third Party Claim. This obligation shall include, without limitation, any such claim to the extent that, after Global Approval Judgment, that claim attacks the validity or enforceability of the Global Approval Judgment. Fibreboard Corporation and the Insurers may, at their own expense, elect to participate with the Trust in the defense of any such action or claim.

            B. The Trust shall reimburse any Person entitled to reimbursement out of the Escrow Fund pursuant to Section 3.3(A) to the extent that such Person did not receive reimbursement from the Escrow Fund.

            SECTION 2.8 FIBREBOARD CORPORATION'S INDEMNITY AND RELATED OBLIGATIONS.

            Upon Global Approval Judgment, the Continental and Pacific Releasees shall not have any liability for, and Fibreboard Corporation shall indemnify the Continental and Pacific Releasees against, and hold them harmless from, any and all costs, fees, claims or liabilities relating to Personal Injury Asbestos Claims and Additional Policy Claims of whatsoever kind, including those attacking the validity or enforceability of the Global Approval Judgment, (a) except for costs, claims or liabilities that the Insurers have specifically undertaken to pay under this Agreement, the Settlement Agreement (or the related agreements referred to therein), and (b) except for Defense Costs directly attributable to an actual or threatened attack on the validity or enforceability of the Global Approval Judgment ("Collateral Attack"). As to claims asserted against Fibreboard Corporation that (a) would not be covered by the foregoing indemnity (E.G., claims unrelated to asbestos) and (b) could be claimed to give rise to a direct action against any of the Insurers, Fibreboard Corporation agrees to reasonably and diligently defend and promptly pay or bond judgments so as to preclude any such direct action claims. In the event of a Collateral Attack, Continental and Pacific shall pay Fibreboard Corporation the reasonable costs incurred by Fibreboard Corporation in defending against a Collateral Attack to the extent not paid by the Trust (provided that Continental's and Pacific's obligation shall extend only to those costs directly attributable to litigation with respect to the validity and enforceability of the Global Approval Judgment, not to those attributable to litigation with respect to any underlying claims). Continental, Pacific and Fibreboard Corporation shall jointly defend against a Collateral Attack and will cooperate reasonably with one another in this regard.

                                    ARTICLE 3

                 ACTIONS TO BE TAKEN TO IMPLEMENT THIS AGREEMENT

            SECTION 3.1 APPLICATIONS FOR INITIAL COURT ORDERS, SETTLEMENT CLASS ORDER, DEFENDANT CLASS ORDER AND GLOBAL APPROVAL JUDGMENT.

            Promptly upon the execution of this Agreement, the Parties shall, by joint motions, in form and substance satisfactory to counsel for each of the
Parties:

            A. request entry of an order (i) preliminarily approving this Agreement and the settlement contemplated by this Agreement for the purpose of the Rule 23 Notice and settlement hearing contemplated therein, (ii) preliminarily approving the Defendant Class Settlement Agreement and the settlement contemplated by that agreement, and (iii) approving the contents and methods for the dissemination of the Rule 23 Notice (which notice shall be in form and substance satisfactory to the above counsel; and

            B. request (i) entry of the Settlement Class Order and the Defendant Class Order and (ii) entry of Global Approval Judgment.

            SECTION 3.2       EFFECT OF CLASS CERTIFICATION.

            The certification of the Settlement Class pursuant to this Agreement shall be binding if Global Approval Judgment is entered. In the event this Agreement is terminated prior to Global Approval Judgment, Fibreboard Corporation and the Insurers shall retain their right to object to the continued prosecution of the Class Action as a class action under Rule 23. Neither this

Agreement, nor its exhibits, nor the settlement negotiations, nor the proceedings seeking approval of the settlement, may be used (i) in support of any application for a determination that the Class Action or any other action shall proceed as a class action except for the purposes of the settlement in accordance with this Agreement or (ii) as evidence in any litigation (other than an action to enforce the terms of this Agreement or any of its exhibits) or proceeding against Fibreboard Corporation, Continental, CNA Casualty, Columbia or Pacific in any court at any time.

            SECTION 3.3       EXECUTION AND DELIVERY OF ESCROW INSTRUCTIONS.

            A. Class Counsel (or, after appointment of the Trustees, the Trustees), Fibreboard Corporation, Continental and Pacific shall each execute and deliver from time to time to the Escrow Agent instructions sufficient to order the disbursement from the Escrow Fund of funds needed to pay the following obligations:

            (1)   To pay sums payable out of the Escrow Fund pursuant to
                  Article 7 of this Agreement.


            (2) To reimburse monthly to any of the Fibreboard, Continental or Pacific Releasees amounts, if any, paid by any of them for costs, fees, claims, liabilities, settlements, arbitration awards or judgments with respect to (i) Class Member Claims or Third Party Claims which receive approval from the Court during the Interim Period to proceed to trial or (ii) Interim Claims.

            (3) To reimburse monthly any cost or expenses of the Trust incurred during the Interim Period, including the fees and expenses of the Interim Trustee, the Trustees or Class Counsel's designee to the Interim Committee and other reasonable expenditures.


            (4) To reimburse monthly any cost or expense of the SCB (in their capacity as such, and not in their capacity as Class Counsel) incurred during the Interim Period and determined by the Court or agreed by the Trustees to be reasonable.

            B. Notwithstanding the provisions of Section 3.3(A)(2), (i) the cost of compliance with Fibreboard Corporation's obligations under Section 2.4(A), the cost of any in-house employees of Fibreboard or the Insurers, and the use of more outside personnel than are reasonably necessary in connection with the economical defense or settlement of a claim shall not be reimbursed, and (ii) any non-indemnity fees or costs subject to reimbursement shall be reasonably necessary for the resolution of an Interim Claim, Class Member Claim or Third Party Claim as determined by the Court or agreed by the Trustees or their designee. Until the third anniversary after Global Approval Judgment, the Trust may seek reimbursement from any Person to whom amounts were disbursed from the Escrow Fund pursuant to Section 3.3(A)(2) which the Trust alleges, based on the actual experience of the Trust in processing and resolving claims, were in fact unreasonable and thus improperly paid from the Escrow Fund. After a hearing on notice to all of the Parties, the Court shall finally determine the eligibility of any contested expenditure for reimbursement under Section 3.3(A)(2).

            C. Fibreboard Corporation, the Insurers and the SCB agree to keep separate billing accounts for all fees and expenses subject to reimbursement pursuant to Section 3.3(A)(2) or 3.3(A)(4) and, if requested by the Trustees or Class Counsel's designee to the Interim Committee, submit them to the Court for a determination as to the reasonableness and eligibility for reimbursement.

            D.    Class Counsel, Fibreboard Corporation, Continental and
Pacific shall each execute and deliver a written notice of termination of the Escrow Agreement and execute and deliver escrow instructions to the Escrow Agent sufficient to order distribution of the balance of the Escrow Fund to the following persons upon occurrence of the following events:

            (1) to the Trust upon occurrence of Global Approval Judgment (including Global Approval Judgment as to which an effective waiver of one or more elements has been given);

            (2) to the trust or other entity described in Section 2.3(c) of the Settlement Agreement if (i) Settlement Agreement Approval Judgment occurs and Global Court Disapproval occurs, and (ii) the conditions to the establishment of such trust or other entity set forth in Section 2.3(c) of the Settlement Agreement are satisfied in the opinion of counsel for Fibreboard Corporation, Continental and Pacific;

            (3) to Continental and Pacific in the percentages of 64.71% and 35.29%, respectively, if (i) Settlement Agreement Approval Judgment occurs and Global Court Disapproval occurs, and
                  (ii) the conditions to the establishment of such trust or other entity set forth of Section 2.3(c) of the Settlement Agreement are not satisfied in the opinion of counsel for Fibreboard Corporation, Continental and Pacific; or

            (4) to Continental and Pacific in the percentages of 64.71% and 35.29%, respectively, if both Settlement Agreement Court Disapproval and Global Court Disapproval occur.

                                    ARTICLE 4

                                   TERMINATION

            SECTION 4.1       TERMINATION.

            This Agreement shall automatically terminate without any further action by any of the Parties, upon Global Court Disapproval or upon a stipulation terminating this Agreement signed by all parties and filed with this Court. Upon such termination, the Settlement Class Members and the other Parties shall, as far as may be practicable, be restored to their respective positions, rights and obligations that existed as if this Agreement had not been
entered into.   Notwithstanding the foregoing, the following provisions of this
Agreement and the Trust Distribution Process, and the rights, obligations, and liabilities created therewith shall survive such termination: Sections 3.2, 3.3, 4.1, 8.2, 8.3, 8.4, 8.5, 8.8, 8.9, 8.10, 8.11, 8.13 and Article 7 of this
Agreement and section D.2.f(i) of the Trust Distribution Process.

                                    ARTICLE 5

                                SETTLEMENT TRUST

            SECTION 5.1       TRUST AGREEMENT.

            A Trust shall be created in accordance with the provisions of the Trust Agreement attached as Exhibit B hereto. The funds in the Trust shall be invested and expended in accordance with the terms of the Trust Agreement and Trust Distribution Process. The Trust shall be separate and independent from Fibreboard Corporation. Neither the Trust nor Fibreboard Corporation shall be bound by any adjudications rendered in any litigation (other than the Class Action, the related class action respecting the Defendant Class and any future litigation to which both the Trust and Fibreboard Corporation are parties) to which one, but not the other, has been a party or privy. Neither Fibreboard Corporation nor the Trust shall be bound by any stipulations or agreements entered into by the other.

            SECTION 5.2       CONTINUING JURISDICTION OF THE COURT.

            The Court shall retain continuing jurisdiction over the maintenance, administration and distribution of the Trust and the funds contained therein, subject to and in accordance with the provisions of the Trust Agreement, the Trust Distribution Process, and the Defendant Class Settlement Agreement. However, the Court shall not have such continuing jurisdiction of Settlement Class Members, Defendant Class Members, Fibreboard Corporation or the Insurers beyond that necessary to enforce this Agreement, the Trust Agreement, the Trust Distribution Process, and the Defendant Class Settlement Agreement.

            SECTION 5.3       PRESERVATION OF FUNDS.

            To ensure that adequate Trust funds remain available to pay claims of all Settlement Class Members, the Parties agree that they will support the goals and purposes of the Trust and that they will cooperate in taking such steps as may be appropriate from time to time to require the Trustees to comply with the spending limitations, budgeting requirements, financial reporting, accounting and audit requirements set forth in the Trust Agreement and Trust Distribution Process.

                                    ARTICLE 6

                               THIRD PARTY CLAIMS

            SECTION 6.1       BAR ORDERS.

            All Third Party Claims shall be barred and permanently enjoined from prosecution against any of the Fibreboard, Continental and Pacific Releasees in any proceeding or court. Third Party Claims against the Trust in its own capacity or in Fibreboard Corporation's stead shall be governed by section H of the Trust Distribution Process and the Defendant Class Settlement Agreement.

            SECTION 6.2       JUDGMENT REDUCTION AND SUBROGATION RIGHTS.

            Defendant Class Members shall have such rights to obtain credits, set-offs, judgment reductions and subrogation to claims of Settlement Class Members as are provided for in the Defendant Class Settlement Agreement and the Trust Distribution Process.

            SECTION 6.3       ACTIONS NECESSARY TO OBTAIN DISCHARGES AND BAR
                              ORDERS.

            A. In exchange for the subrogation and the credit and set-off rights accorded them under the Trust Distribution Process, the Defendant Class Members in the Defendant Class Settlement Agreement are releasing all Third Party Claims against the Fibreboard, Continental and Pacific Releasees and have agreed that those releases be enforced by the Global Approval Judgment. Notwithstanding the provisions of the Defendant Class Settlement Agreement, and except as set forth in Section 6.3(C) below, in the event that Global Approval Judgment cannot be obtained because of failure to obtain the discharge of, or an injunction against, one or more Express Indemnity or Additional Policy Claims, then each and every such Express Indemnity or Additional Policy Claim against the Fibreboard, Continental and Pacific Releasees shall (as a sole and exclusive remedy, in lieu of any claims or remedies at law or in equity against the Fibreboard, Continental and Pacific Releasees, which claims or remedies are and will be forever barred and enjoined) be resolved with and compensated by the Trust as Residual Claims under the provisions of the Trust Distribution Process.


            B. Except as set forth in Section 6.3(C) below, in the event the Parties receive notice that notwithstanding the right to compensation under the provisions of Section 6.3(A) above, Global Approval Judgment cannot be obtained because of failure to obtain the discharges of, or injunctions against, any Third Party Claim against the Fibreboard, Continental and Pacific Releasees, Settlement Class Members agree to reduce judgments in their favor against Defendant Class Members in such amounts as may be necessary to obtain the discharges of and injunctions against Third Party Claims as against the Fibreboard, Continental and Pacific Releasees which are required for the entry of Global Approval Judgment. Any such reduction of judgment may be up to (but may not exceed) the full amount that a Defendant Class Member would have been entitled to recover from any of the Fibreboard, Continental and/or Pacific Releasees in the event that a valid Third Party Claim arising from the judgment or payment thereof could have been brought against any of them in the absence of Global Approval Judgment.

            C. The Parties believe that there are no valid Express Indemnity Claims or Additional Policy Claims arising from the distribution of asbestos or asbestos-containing materials or products manufactured by Fibreboard and sold or distributed under a label, trade name or brand name of a Person unaffiliated with Fibreboard pursuant to an agreement with Fibreboard. Fibreboard Corporation represents that, except as disclosed to the Insurers and to Class Counsel in writing, it knows of no Persons unaffiliated with Fibreboard who sold or distributed such materials or products. In the event the Parties receive notice that Global Approval Judgment cannot be obtained because of failure to obtain the discharge of, or an injunction against, any Express Indemnity Claim or Additional Policy Claim asserted by any Person listed in the writing referred to in the second sentence of this Section 6.3(C), then (i) the obligations imposed on Settlement Class Members set forth in Section 6.3(B) do not apply to those claims, (ii) Continental, Pacific and Fibreboard Corporation may advise Class Counsel within seven days of receipt of such notice that they have waived such failure to obtain the discharge of, or injunction against, such claim or claims, and (iii) in the event that Continental, Pacific and Fibreboard Corporation have not so advised Class Counsel, then the Attorney Ad Litem shall for 14 days following expiration of the seven-day period have the option, but not the obligation, to elect to have
Section 6.3(B) apply to such claim or claims. If Continental and Pacific elect pursuant to the foregoing sentence to waive failure to obtain the discharge of, or an injunction against, any of the Express Indemnity Claims or Additional Policy Claims described in the preceding sentence, Fibreboard Corporation shall be deemed to have waived such failure if Continental and Pacific agree to indemnify and hold harmless Fibreboard Corporation against any cost or liability resulting from the assertion of any such claims against Fibreboard Corporation.

                                    ARTICLE 7

                      INTERIM CLAIM LIQUIDATION PROCEDURES

            SECTION 7.1  INTERIM CLAIMS.

            The provisions of this Article 7 specify the procedures to be followed in handling certain Class Member Claims presented during the "Interim Period," which is the period commencing at the later of January 1, 1994 or the execution of this Global Settlement Agreement, and ending at Global Approval Judgment or Global Court Disapproval. Third Party Claims of Defendant Class Members arising out of Interim Claims shall be resolved in accordance with the terms of the Defendant Class Settlement Agreement. An "Interim Committee," consisting of a designee of Class Counsel, a designee of Fibreboard Corporation, and a designee of the Insurers, shall perform the functions specified for it in this Article in connection with Liquidation of Interim Claims.

            An "Interim Claim" is a Class Member Claim which a Settlement Class Member seeks to Liquidate during the Interim Period and which meets one of the following criteria:

            A.    it is an Exigent Health Claim;

            B.    it is an Extreme Hardship Claim; or

            C. the Settlement Class Member establishes to the satisfaction of the Interim Committee that his or her asbestos-related personal injury claim in the tort system against a Defendant Class Member will be tried to judgment during the Interim Period and that the trial will adjudicate issues unique to that Settlement Class Member (e.g., damages, legal causation), as distinguished from issues common to a number of plaintiffs (e.g., negligence, strict liability, punitive damages).

            SECTION 7.2       PROCESSING INTERIM CLAIMS.

            A. Any Settlement Class Member electing to submit an Interim Claim shall forward a notice of Interim Claim and a proof of claim to the Interim Committee, on forms to be prescribed by the Interim Committee.

            B. Interim Claims shall be processed in accordance with the claims procedures set forth in the Trust Distribution Process, except as follows:

            (1) Negotiations and any arbitration with respect to any Interim Claim shall be between the Interim Claimant, on the one hand, and Fibreboard Corporation and the Insurers (and not the Trust), on the other hand.

            (2) Each Interim Claimant asserting an Exigent Health Claim or Extreme Hardship Claim shall present a written demand within seven days of submitting the notice of Interim Claim and properly completed proof of claim. Fibreboard Corporation and the Insurers shall evaluate such Interim Claim. Fibreboard Corporation and the Insurers shall jointly respond with a written offer in no more than seven days from receipt of the written demand. If settlement negotiations fail to produce a settlement within 14 days from receipt of the initial offer, such Interim Claimant may proceed to binding arbitration. The arbitration shall be held within 30 days after arbitration is requested by such Interim Claimant.

            (3) Each Interim Claimant asserting an Interim Claim other than an Exigent Health Claim or Extreme Hardship Claim shall within seven days of receipt of a trial date submit a properly completed proof of claim form and a notice of the date that trial is scheduled to commence. A settlement demand shall also be submitted by such Interim Claimant at that time. Fibreboard Corporation and the Insurers shall evaluate such Interim Claim. Fibreboard Corporation and the Insurers shall jointly respond with a written offer in no more than 28 days from receipt of the written demand. The parties shall negotiate in good faith, and, if a settlement is not reached by 14 days prior to trial, such

                  Interim Claim shall be set for binding arbitration to be conducted and concluded prior to entry of judgment in the trial court; provided, however, that such Interim Claimant may, as early as 30 days prior to the scheduled trial date, request binding arbitration.

            (4) The arbitration shall consist of an abbreviated hearing which may be conducted by conference call, with the award based upon the oral presentations, and any written submissions, of the parties' respective settlement positions. Neither party may submit any evidence in the arbitration that was not submitted to the other party at least seven days prior to the earlier of the commencement of the arbitration or the submission of its final offer or demand. The written demands and offers required by subsections (B) (2) and (B) (3) above shall be included in such submissions.

            (5) The Interim Committee shall establish and maintain a list of Qualified Arbitrators. An arbitrator shall be told the amount of the final offer and the amount of the Interim Claimant's final demand at the commencement of arbitration. The arbitrator shall only have discretion to award one of those two amounts.

            C. Any settlement of an Interim Claim shall be with the consent of Class Counsel's designee, which consent shall not be unreasonably withheld.

            SECTION 7.3       PAYMENT OF EXIGENT AND EXTREME HARDSHIP CLAIMS.

            Interim Claims that are Exigent Health Claims or Extreme Hardship Claims shall be paid as follows:

            A. 50% of the amount for which such Interim Claim has been Liquidated shall be paid 30 days after the Interim Claim is Liquidated.

            B. The remaining 50% of such amount shall be paid 60 days after the first to occur of (i) Global Approval Judgment, (ii) Settlement Agreement Approval Judgment or (iii) entry of the Final Decision in the Coverage Case; provided that (x) any amount to be paid under this Section 7.3(B) by reason of the fact that the Final Decision is the first to occur of the foregoing triggering events shall be paid 60 days after that event only to the extent of the Insurer's coverage obligations as determined by the Final Decision and (y) any portion of such amount that remains unpaid after that time shall be paid 60 days after the first to occur of (a) any of the other triggering events or (b) both Global Court Disapproval and Settlement Agreement Court Disapproval.

            SECTION 7.4 PAYMENT OF INTERIM CLAIMS OTHER THAN EXIGENT HEALTH CLAIMS AND EXTREME HARDSHIP CLAIMS.

            Interim Claims other than Exigent Health Claims or Extreme Hardship Claims shall be paid as follows:

            A. If Global Approval Judgment is entered on or before June 30, 1996, these Interim Claims shall be paid in accordance with the Trust Distribution Process in the same manner as other Class Member Claims

            B. If Global Approval Judgment has not been entered on or before June 30, 1996,

            (1) 50% of the amount for which such Interim Claim has been Liquidated shall be paid upon the later of (i) the first to occur of November 30, 1996 or 30 days after Settlement Agreement Approval Judgment, or (ii) 60 days after receipt by the Insurers and Fibreboard Corporation of a declaration or affidavit stating that the case against a Defendant Class Member has been tried to judgment or has been settled against all non-bankrupt defendants in such case, unless both Global Court Disapproval and Settlement Agreement Court Disapproval have occurred by such time.

            (2) Any unpaid balance of such amount shall be paid 60 days after the first to occur of (i) Global Approval Judgment,
                  (ii) Settlement Agreement Approval Judgment or (iii) entry of the Final Decision in the Coverage Case; provided that
                  (x) any amount to be paid under this Section 7.4(B)(2) by reason of the fact that the Final Decision is the first to occur of the foregoing triggering events shall be paid 60 days after that event only to the extent of the Insurer's coverage obligations as determined by the Final Decision and
                  (y) any portion of such amount that remains unpaid after that time shall be paid 60 days after the first to occur of
                  (a) any of the other triggering events or

                  (b) both Global Court Disapproval and Settlement Court Agreement Disapproval.

            (3) Notwithstanding the provisions of subsections B(1) and B(2) above, if an Interim Claim against one or more Defendant Class Members is consolidated for trial with the claims of more than 50 other Settlement Class Members, (i) the Interim Committee, at the request of the Trustees, shall pay amounts payable out of the Escrow Fund with respect to such Interim Claims in such manner and over such a longer time period (not to exceed 10 years) as the Trustees shall determine is in the best interests of the Trust and the Beneficiaries and
                  (ii) the Trustees shall have discretion to pay amounts payable by the Trust with respect to such Interim Claims in such manner and over such a longer time period (not to exceed 10 years) as the Trustees shall determine is in the best interests of the Trust and the Beneficiaries.

            SECTION 7.5 SOURCES OF PAYMENT OF LIQUIDATED AMOUNTS FOR INTERIM CLAIMS.

            The amounts due for payment under Sections 7.3 and 7.4 shall be paid:

            A. by the Trust if Global Approval Judgment has been entered by the date payment is due;

            B. by Fibreboard Corporation if both Settlement Agreement Approval Judgment and Global Court Disapproval have occurred by the date payment is due;

            C. by the Insurers to the extent of their coverage obligations as determined by the Final Decision in the Coverage Case, with any remaining balance paid by Fibreboard Corporation, if each of Global Court Disapproval, Settlement Agreement Court Disapproval and the Final Decision has occurred by the date payment is due; and

            D. out of the Escrow Fund if neither (A), (B), nor (C) is applicable by the date a payment is due.

            SECTION 7.6       MISCELLANEOUS INTERIM CLAIM PROVISIONS.

            Any Interim Committee decision shall require the unanimous approval of all members of the Interim Committee. In the event that unanimity cannot be achieved, disputes over the handling of Interim Claims shall be submitted to the Court for resolution. Class Counsel's designee shall not disclose any privileged or confidential information supplied to such designee by Fibreboard Corporation or the Insurers except as required by court order and shall promptly notify the Party which designated such information as privileged or confidential upon receipt of any subpoena or other formal request for such information. The members of the Interim Committee shall not disclose any settlement information with respect to Interim Claims to anyone other than Fibreboard Corporation, Continental, Pacific or the Trust, except as required by court order and upon reasonable prior notice to Fibreboard Corporation, Continental, Pacific and the Trust.

                                    ARTICLE 8

                                  MISCELLANEOUS

            SECTION 8.1       DESIGNATED OR QUALIFIED SETTLEMENT FUND.

            Fibreboard Corporation's, Continental's, CNA Casualty's, Columbia's and Pacific's obligation to proceed with this Agreement are expressly conditioned upon the receipt by Fibreboard Corporation and the Insurers of a letter ruling from the Internal Revenue Service pursuant to which the Internal Revenue Service confirms that the Trust will be treated either (i) as a Designated Settlement Fund or (ii) as a Qualified Settlement Fund. In the event that the Internal Revenue Service has not issued such a ruling within twelve months after execution of this Agreement and has not expressed substantial concerns about the merits of the ruling request, then Fibreboard Corporation's and the Insurers' obligations to proceed are expressly conditioned upon receipt of a written opinion reasonably satisfactory to Fibreboard Corporation no later than twelve months after the date of this Agreement from an independent and distinguished professional tax advisor that either (i) the Trust will be treated either as a Designated Settlement Fund or as a Qualified Settlement Fund or (ii) Fibreboard Corporation will not recognize any net taxable income as a result of the Global Approval Judgment and the transactions contemplated thereby, establishment of the Trust, or any payments (other than those paid to Fibreboard Corporation) made by the Trust for Trust Expenses, Class
Member Claims or Third Party Claims. Fibreboard Corporation and the Insurers shall use good faith efforts to obtain such a ruling or advice, as the case may be, as promptly as practicable after the date of this Agreement. Class Counsel shall be kept fully informed about, and may participate in, the efforts to obtain such a ruling.

            The tax advisor will be selected in the following manner.
Fibreboard Corporation shall name three tax advisors. Within 5 days of receipt of such names, Class Counsel or the Insurers may notify Fibreboard Corporation that either of them objects to any such person on the ground that he or she is not an independent and distinguished professional tax advisor. Fibreboard Corporation shall select the final tax advisor from those persons remaining. If no persons remain, Fibreboard Corporation may name a substitute or substitutes, or may apply to Judge Patrick H. Higginbotham for (i) his binding determination that any of the persons objected to is an independent and distinguished professional tax advisor, and if he determines that any of the persons selected is an independent and distinguished tax advisor Fibreboard Corporation shall select the final tax advisor, from those persons remaining, and (ii) if he determines that none of the persons remaining is an independent and distinguished tax advisor, he will give his determination how any future naming of candidates by Fibreboard Corporation and objections by Class Counsel and the Insurers will proceed. If Fibreboard Corporation names a substitute or substitutes, within five days of receipt of such name(s), Class Counsel or the Insurers may notify Fibreboard Corporation that either of them objects to any such person on the ground that he or she is not an independent and distinguished professional tax advisor. Objections to any such substitute may be brought to Judge Higginbotham as described above.

            SECTION 8.2       COUNSEL.

            Any act or consent required by or which may be given by Representative Plaintiffs pursuant to this Agreement may be accomplished by Class Counsel acting on behalf of all Representative Plaintiffs. Class Counsel may act or give their consent with the approval of any three or more of Class Counsel and, in such event, the Representative Plaintiffs shall be deemed to have so acted or consented. Continental, Pacific, CNA Casualty, Columbia and Fibreboard Corporation shall be entitled to rely upon such act or consent by Class Counsel in any case where the act or consent is evidenced in a writing reflecting the approval of any three of Class Counsel.

            SECTION 8.3       NO ORAL REPRESENTATIONS.

            This Agreement, together with its accompanying exhibits, supersedes and renders unenforceable all earlier oral representations, warranties or promises made by any Party to any other Party with respect to the subject matter of this Agreement.

            SECTION 8.4       PAYMENT OF COSTS.

            Except as otherwise agreed, each of Fibreboard Corporation, Continental, CNA Casualty, Columbia and Pacific shall pay its own legal and other costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the settlement contemplated hereby.

            SECTION 8.5       MODIFICATION AND WAIVER.

            A. Subject to any necessary court approvals, this Agreement and any of the exhibits hereto may be amended, supplemented or modified from time to time by a writing executed by each of the Parties or, in the case of Representative Plaintiffs, by Class Counsel (prior to Global Approval Judgment) or the SCB (after Global Approval Judgment); provided, however, that the Trust Agreement and the exhibits thereto, including the Trust Distribution Process, may be amended only in accordance with the requirements and procedures contained therein.

            B. Fibreboard Corporation, Continental, CNA Casualty, Columbia, Pacific or the Representative Plaintiffs (on behalf of the Settlement Class), as the case may be, may from time to time by written instrument waive any provision of this Agreement or any of the exhibits hereto which inures to its or their benefit; provided, however, that the provisions of the Trust Agreement and exhibits thereto, including the Trust Distribution Process, may be waived only in accordance with the requirements and procedures contained therein. Any such waiver or consent shall be effective only in the specific instance, for the specific provision of this Agreement or exhibit hereto and for the specific purpose for which it is given.

            SECTION 8.6       FURTHER ACTIONS.

            Each of Fibreboard Corporation, Continental, CNA Casualty, Columbia, Pacific and the Representative Plaintiffs and their respective counsel shall take such actions and execute such additional documents as may be reasonably necessary or appropriate to consummate or implement the settlement contemplated by this Agreement.

            SECTION 8.7       EFFECTIVENESS OF AGREEMENT NOTWITHSTANDING
                              DEVELOPMENTS.

            The Parties understand and contemplate that during the period necessary to obtain Global Approval Judgment there will almost certainly be developments that bear on the issues being resolved and compromised by this Agreement, including but not limited to, decisions on issues common to other parties in the Coverage Case, controlling decisions by the California Supreme Court issued in other cases, changes in estimates as to volume and severity of future asbestos personal injury claims, procedural rulings or legislative actions that may make it easier or more difficult successfully to prosecute claims against asbestos defendants or their insurers and changes in the financial condition of other asbestos defendants, any of which may appear to have a bearing on the settlement of issues resolved herein. The Parties have carefully weighed potential developments of this nature and have taken them into account in reaching the compromise recited on the record on August 27, 1993 and reflected in this Agreement and no such event subsequent to that date shall be the basis for modifying this Agreement or relieving any of the Parties from any of its terms. The fairness and reasonableness of this Agreement shall be assessed as of August 27, 1993.

            SECTION 8.8       NO ADMISSION OR USE.

            This Agreement and the provisions thereof, whether or not Global Approval Judgment is entered, shall in no event be offered as or be deemed to be evidence or an admission or a concession on the part of any of the Parties of or with respect to any claim or any fault, liability or damages whatsoever. This Agreement and the settlement provided for herein, whether or not consummated, and any actions or proceedings taken to enter into or pursuant to this Agreement or otherwise, are not, and shall not in any event be construed, interpreted or used as evidence of a presumption, concession or admission by any Party of the truth of any fact alleged or the validity of any claim or defense which has, could have been or could be asserted in any litigation, or of any deficiency in any claim or defense which was, could have been or could be asserted in any litigation, or of any liability, fault or dereliction of duty or breach of contract of any Party. Notwithstanding the foregoing, any Party shall be entitled to introduce this Agreement in evidence for the purpose of enforcing its terms. Nothing herein is intended to suggest that any asbestos-related personal injury claim may be asserted against Fibreboard, the Settlement Trust or the Insurers by a person who cannot prove exposure to asbestos-containing materials manufactured by Fibreboard.

            SECTION 8.9       NO BREACH OF OTHER OBLIGATIONS.

            Neither this Agreement nor any acts, statements or omissions of the Parties in connection with the negotiation, execution or performance thereof shall be claimed to constitute a breach of any contract, policy of insurance or law or the basis for any claim of bad faith. Nothing in this Agreement calls for or obligates any of the Parties in any way to violate or breach its obligations under any agreement and no term or provision of this Agreement shall be so construed.

            SECTION 8.10      THIRD PARTY BENEFICIARIES.

            There shall be no third party beneficiaries of this Agreement other than the non-Party Releasees hereunder. No Person other than the Parties hereto, the Settlement Class Members and the Releasees hereunder, shall have any right or claim under or in respect of this Agreement.


            SECTION 8.11 RIGHTS AND OBLIGATIONS OF FIBREBOARD CORPORATION AND THE INSURERS UNDER THE SETTLEMENT AGREEMENT AND RELATED AGREEMENTS.

            This Agreement shall not abridge or in any way modify or affect the rights or obligations of Fibreboard Corporation, Pacific, Continental, CNA Casualty or Columbia in relation to each other under the Settlement Agreement or related agreements referred to therein. All such rights and obligations shall be in addition to those created by this Agreement even where they pertain to the same subject matter. The definitions contained in the Glossary and in the provisions of this Global Settlement Agreement and its exhibits shall have no application to the Settlement Agreement or the related agreements referred to therein unless incorporated explicitly by written addendum to such agreements.

            SECTION 8.12      HEADINGS.

            The section headings contained in this Agreement and its exhibits are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or its exhibits.

            SECTION 8.13      NOTICES.

            All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, and addressed to the intended recipient as set forth below:

            If to Fibreboard Corporation, addressed to:


                  Fibreboard Corporation
                  2121 North California Blvd.
                  Walnut Creek, CA  94596
                  Attention:  Michael R. Douglas
                              Senior Vice President and
                              General Counsel
                  Telecopier:  (510) 274-0714

                              and

                  BROBECK, PHLEGER & HARRISON
                  Spear Street Tower
                  One Market Plaza
                  San Francisco, California  94105
                  Attention:  Stephen M. Snyder, Esq.
                  Telecopier:  (415) 442-1020

            If to Continental, addressed to:

                  Continental Casualty Co.
                  Specialty Claims Office, 12th Floor
                  50 Fremont Street
                  San Francisco, CA  94105
                  Attention:  Claim Manager
                  Telecopier:  (415) 512-4899

                              and

                  WACHTELL, LIPTON, ROSEN & KATZ
                  51 West 52nd St.
                  New York, New York  10019
                  Attention:  Herbert M. Wachtell, Esq.
                  Telecopier:  (212) 403-2000

                              and

                  CARROLL, BURDICK & McDONOUGH
                  44 Montgomery St., Suite 400
                  San Francisco, CA  94104
                  Attention:  Rodney L. Eshelman, Esq.
                  Telecopier:  (415) 989-0932

            If to Columbia, addressed to:

                  Columbia Casualty Company
                  c/o Continental Casualty Co.,
                  Specialty Claims Office, 12th Floor
                  50 Fremont Street
                  San Francisco, CA  94105
                  Attention:  Claim Manager
                  Telecopier:  (415) 512-4899

                              and

                  WACHTELL, LIPTON, ROSEN & KATZ
                  51 West 52nd St.
                  New York, New York  10019
                  Attention:  Herbert M. Wachtell, Esq.
                  Telecopier:  (212) 403-2000

                              and

                  CARROLL, BURDICK & McDONOUGH
                  44 Montgomery St., Suite 400
                  San Francisco, CA  94104
                  Attention:  Rodney L. Eshelman, Esq.
                  Telecopier:  (415) 989-0932


            If to CNA Casualty, addressed to:

                  CNA Casualty Company of California
                  c/o Continental Casualty Co.,
                  Specialty Claims Office, 12th Floor
                  50 Fremont Street
                  San Francisco, CA  94105
                  Attention:  Claim Manager
                  Telecopier:  (415) 512-4899

                              and

                  WACHTELL, LIPTON, ROSEN & KATZ
                  51 West 52nd St.
                  New York, New York  10019
                  Attention:  Herbert M. Wachtell, Esq.
                  Telecopier:  (212) 403-2000
                              and

                  CARROLL, BURDICK & McDONOUGH
                  44 Montgomery St., Suite 400
                  San Francisco, CA  94104
                  Attention:  Rodney L. Eshelman, Esq.
                  Telecopier:  (415) 989-0932

            If to Pacific, addressed to:

                  Pacific Indemnity Company
                  Chubb & Son Inc.
                  15 Mountain View Road
                  P.O. Box 1615
                  Warren, NJ  07061-1615
                  Attention:  Malcolm B. Burton
                  Telecopier:  (908) 580-3030

                              and

                  WHITE & CASE
                  1155 Avenue of the Americas
                  New York, NY  10036
                  Attention:  Paul J. Bschorr, Esq.
                  Telecopier:  (212) 354-8113

            If to the Representative Plaintiffs, addressed to:

                  NESS, MOTLEY, LOADHOLT,
                    RICHARDSON & POOLE
                  151 Meeting Street, Suite 600
                  P.O. Box 1137
                  Charleston, South Carolina  29402
                  Attention:  Joseph F. Rice, Esq.
                              Joseph B. Cox, Jr., Esq.
                  Telecopier:  (803) 577-7513

                  CARTWRIGHT, SLOBODIN, BOKELMAN, BOROWSKY,
                    WARTNICK, MOORE & HARRIS, INC.
                  101 California Street, Suite 2600
                  San Francisco, California  94111
                  Attention:  Harry F. Wartnick, Esq.
                  Telecopier:  (415) 391-5845

                  KAZAN, McCLAIN, EDISES & SIMON
                  171 Twelfth Street, Suite 300
                  Oakland, California  94607
                  Attention:  Steven Kazan, Esq.
                  Telecopier:  (510) 835-4913

                  CAPLIN & DRYSDALE, CHARTERED
                  399 Park Avenue
                  New York, New York  10022
                  Attention:  Elihu Inselbuch, Esq.
                  Telecopier:  (212) 644-6755


Such communications shall be effective when they are received by the addressee thereof. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

             SECTION 8.14  COUNTERPARTS.

             This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

             IN WITNESS WHEREOF, this Agreement has been executed on December 23, 1993 by the undersigned, thereunto duly authorized.


On behalf of the
Representative Plaintiffs


      By:       /s/ Joseph F. Rice
         ---------------------------------------------------------------
                                Joseph Rice, Esq.


      By:       /s/ Joseph B. Cox, Jr.
         ---------------------------------------------------------------
                            Joseph B. Cox, Jr., Esq.


      By:       /s/ Harry F. Wartnick
         ---------------------------------------------------------------
                            Harry F. Wartnick, Esq.


      By:       /s/ Steven Kazan
         ---------------------------------------------------------------
                               Steven Kazan, Esq.


      By:       /s/ Elihu Inselbuch
         ---------------------------------------------------------------
                              Elihu Inselbuch, Esq.

FIBREBOARD CORPORATION


      By:       /s/ Michael R. Douglas
         ---------------------------------------------------------------
      Title  Senior Vice President & General Counsel


CONTINENTAL CASUALTY COMPANY


      By:       /s/ Laurens F. Terry
         ---------------------------------------------------------------
      Title  Vice President


CNA CASUALTY COMPANY OF CALIFORNIA


      By:       /s/ Laurens F. Terry
         ---------------------------------------------------------------
      Title  Vice President


COLUMBIA CASUALTY COMPANY


      By:       /s/ Laurens F. Terry
         ---------------------------------------------------------------
      Title  Vice President, Continental Casualty Co.


PACIFIC INDEMNITY COMPANY


      By:       /s/ John J. Degnam
         ---------------------------------------------------------------
      Title  Senior Vice President